                                                               Exhibit 12.1


                            Boston Edison Company
              Computation of Ratio of Earnings to Fixed Charges
                      Twelve Months Ended June 30, 1996
                                (in thousands)


Net income from continuing operations               $119,101

Income taxes                                          70,154

Fixed charges                                        123,996
                                                    --------

     Total                                          $313,251
                                                    ========

Interest expense                                    $114,857
Interest component of rentals                          9,139
                                                    --------

     Total                                          $123,996
                                                    ========

Ratio of earnings to fixed charges                      2.53
                                                        ====